Exhibit 99.1

     IntegraMed Reports Second Quarter Results YTD Net Income Increases 29%

    PURCHASE, N.Y.--(BUSINESS WIRE)--July 31, 2006--IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the second quarter and the six months ended June 30, 2006.
    Net income for the second quarter of 2006 was $533,000, a 14% increase from the $467,000 net income reported for the second quarter of 2005. Diluted earnings per share for the second quarter of 2006 were $0.08 compared to $0.07 for the same period in 2005. Net income for the first six months of 2006 was $1,009,000, a 29% increase from the $781,000 net income reported for the first six months of 2005. Diluted earnings per share for the first six months of 2006 were $0.15 compared to $0.12 for the same period in 2005. All earnings per share and weighted average share numbers reflect the 30% stock split effected in the form of a dividend and paid on June 22, 2005 and the 25% stock split effected in the form of a dividend and paid on June 21, 2006.
    Total revenues for the second quarter of 2006 were $31.8 million, a 13.8% increase from comparable pro forma revenues for the same period in 2005. Total revenues for the first six months were $62.3 million a 12.4% increase compared to pro forma revenues of $55.4 million for the same period in 2005.
    The contribution to earnings from operations in the second quarter of 2006 was approximately $3.8 million, a 5% increase from $3.6 million reported for the same period in 2005. The contribution to earnings from operations in the first six months of 2006 was approximately $7.6 million compared to $6.9 million in the same period in 2005.

    Change in Reporting Format

    Effective October 1, 2005, the Company entered into an amended service agreement with ivpcare, inc, its strategic partner in the pharmaceutical services business (part of the consumer services segment), whereby the Company no longer records sales of pharmaceutical products as revenue and costs of pharmaceutical products as a cost of service, but rather net marketing fees associated with those sales. As a result of these changes, revenues for the second quarter of 2006 of $31.8 million and revenues for the first six months of 2006 of $62.3 million are not directly comparable to reported revenue for the second quarter of 2005 of $32.2 million and the first six months of 2005 of $64.2 million. Revenues on a reported basis and after giving effect to the contract amendment are presented below (in thousands):

                                       Second Quarter First Six Months
                                           of 2005         of 2005
                                       --------------- ---------------

Total revenues, as reported            $       32,217 $        64,200
Less pharmaceutical revenue related to
 basis of accounting change                     4,259           8,810
                                        -------------- ---------------
Total revenues, adjusted pro forma     $       27,958 $        55,390

    Management Discussion

    "In comparing the second quarter of 2006 with the second quarter of 2005, the Provider Services segment of our business had 12% revenue growth; and the Shared Risk(R) Refund Program and Patient Financing portion of the Consumer Services segment had revenue growth of 42%," said Jay Higham, President and CEO of IntegraMed. In addition, the change in reporting format as well as the continued rapid growth in our higher margin Consumer Services segment have combined to produce a 12% improvement in contribution margins for the year to date period.
    "Since the beginning of 2006 we added to our network with four new contracts and we now have eight Partner Practices and twenty-two Affiliates. We will continue to penetrate these new contracts and we expect revenue increases from our thirty operating units in the second half of the year as we offer more services and products to our Partner and Affiliate practices," said Mr. Higham.
    "While we have focused on expanding our network of member clinics and our product offerings, we have continued to control costs and have reduced G&A expenses as a percentage of contribution by approximately 3% in the first six months of 2006 compared to the same period in 2005. We have had a good start in the first six months in building revenue and bottom-line results for 2006," said Mr. Higham.

    About IntegraMed America, Inc.

    IntegraMed, based in Purchase, NY offers products and services to patients, providers and payers focused on the $3 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

    Investors' Conference Call

    Jay Higham, President and Chief Executive Officer and John Hlywak, Executive Vice President and Chief Financial Officer, will host an investment-community conference call on August 1, 2006 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.
    To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through August 8, 2006 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 3177554.
    Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

    Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Partner practices serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of July 31, 2006 and IntegraMed undertakes no duty to update this information.

                       INTEGRAMED AMERICA, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
         (all amounts in thousands, except per share amounts)

                                          For the         For the
                                   three-month period six-month period
                                       ended June 30,  ended June 30,
                                      --------------- ----------------
                                       2006     2005   2006    2005
                                      ------- ------- ------- --------
                                        (unaudited)     (unaudited)

Revenues, net of Service Rights
 amortization of $353 and $353 in the
 three-month periods of 2006 and 2005
 and $707 and $707 in the six-month
 periods of 2006 and 2005, respectively

     Provider Services                $28,977 $25,851 $56,773 $51,585
     Consumer Services                  2,853   6,366   5,511  12,615
                                      ------- ------- ------- --------
     Total Revenues                    31,830  32,217  62,284  64,200
                                      ------- ------- ------- --------

Costs of services and sales,
 including depreciation of $917, $891,
 $1,825, and $1,744

     Provider Services                 26,249  23,046  51,281  46,065
     Consumer Services                  1,804   5,576   3,444  11,187
                                      ------- ------- ------- --------
     Total Cost of Services and Sales  28,053  28,622  54,725  57,252
                                      ------- ------- ------- --------
Contribution
     Provider Services                  2,728   2,805   5,492   5,520
     Consumer Services                  1,049     790   2,067   1,428
                                      ------- ------- ------- --------
     Total Contribution                 3,777   3,595   7,559   6,948
                                      ------- ------- ------- --------

General and administrative expenses,
 including depreciation of $149, $109,
 $288 and $201                          2,952   2,865   6,004   5,699
Interest income                          (260)   (115)   (481)   (215)
Interest expense                          199      70     358     167
                                      ------- ------- ------- --------
     Total other expenses               2,891   2,820   5,881   5,651
                                      ------- ------- ------- --------

Income before income taxes                886     775   1,678   1,297
Income tax provision                      353     308     669     516
                                      ------- ------- ------- --------
Net income applicable to Common Stock $   533 $   467 $ 1,009 $   781
                                      ======= ======= ======= ========

Basic and diluted earnings per share
 of Common Stock:
     Basic earnings per share         $0.08 $    0.08 $  0.16 $  0.13
                                      ======= ======= ======= ========
     Diluted earnings per share       $0.08 $    0.07 $  0.15 $  0.12
                                      ======= ======= ======= ========

Weighted average shares - basic         6,443   6,000   6,469   5,975
                                      ======= ======= ======= ========
Weighted average shares - diluted       6,555   6,336   6,581   6,310
                                      ======= ======= ======= ========


                       INTEGRAMED AMERICA, INC.
                      CONSOLIDATED BALANCE SHEETS
           (all amounts in thousands, except share amounts)

                                                     June    December
                                                      30,       31,
                                                   --------- ---------
                                                     2006      2005
                                                   --------- ---------
Current assets:
  Cash and cash equivalents                        $ 25,948  $ 22,521
  Pharmaceutical and other receivables                  468       490
  Deferred taxes                                      1,060     1,080
  Other current assets                                3,551     2,768
                                                   --------- ---------

     Total current assets                            31,027    26,859

  Fixed assets, net                                  14,213    14,877
  Intangible assets, net                             21,727    22,434
  Deferred taxes                                        335       815
  Other assets                                          674       590
                                                   --------- ---------

     Total assets                                  $ 67,976  $ 65,575
                                                   ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $    765  $    917
  Accrued liabilities                                 9,224     8,023
  Current portion of long-term notes payable and
   other obligations                                  1,509     1,500
  Due to Medical Practices, net                       4,576     4,949
  Shared Risk Revenue Patient deposits                5,719     4,739
                                                   --------- ---------

       Total current liabilities                     21,793    20,128

Long-term notes payable and other obligations         7,932     8,647
                                                   --------- ---------

Commitments and Contingencies

Shareholders' equity:
  Common stock                                           65        51
  Capital in excess of par                           49,930    49,747
  Other comprehensive income                            (44)       --
  Treasury stock                                        (44)     (937)
  Deferred Compensation                                (958)     (354)
  Accumulated deficit                               (10,698)  (11,707)
                                                   --------- ---------
       Total shareholders' equity                    38,251    36,800
                                                   --------- ---------

       Total liabilities and shareholders' equity  $ 67,976  $ 65,575
                                                   ========= =========


    CONTACT: IntegraMed America, Inc.
             Investors:
             John W. Hlywak, Jr., 914-251-4143
             john.hlywak@integramed.com
             http://www.integramed.com
             or
             Media:
             Scott Soifer, 914-251-4186
             scott.soifer@integramed.com